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                                                                    EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Option Plan and Employee Stock Purchase Plan of Credence Systems Corporation of our report dated December 2, 1996 with respect to the consolidated financial statements and schedule of Credence Systems Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

San Jose, California
May 19, 1997